Exhibit 99.2

Press Release

For Immediate Release

For more information, contact:	For Investor Relations:
Melissa K. Owen, Dir. of Communications	DC Consulting, LLC
16801 West 116th Street	Daniel Conway, Chief Executive Officer
Lenexa, KS 66219 USA	Phone: (407) 792-3332
Phone: (913) 338-5550	investorinfo@ICOP.com
Fax: (913) 312-0264	daniel@dcconsultingllc.com
mowen@ICOP.com
www.ICOP.com

ICOP TO HOST TELECONFERENCE ON MAY 21, 2009

Management Review First Quarter 2009 Results

LENEXA, Kan., – (GLOBE NEWSWIRE) – May 18, 2009 – ICOP Digital, Inc. (Nasdaq: ICOP), announced today that the Company will host a teleconference on May 21, 2009 to review its first quarter 2009 financial information and results as furnished via the SEC on Friday, May 15, 2009. ICOP is a leading provider of advanced digital video surveillance and management solutions.

A copy of the 8-K Earnings Release and the 10-Q that were filed last Friday can be accessed at www.ICOP.com.

The conference call/webcast is scheduled for Thursday, May 21, 2009, beginning at 4:15 PM Eastern Standard Time to review first quarter financial results.

To join the live audio presentation, please dial toll free at 1-888-523-1228 or via webcast accessible on www.ICOP.com. For those unable to participate at that time, a replay of the webcast will be available for 90 days on www.ICOP.com.

About ICOP Digital, Inc.

ICOP Digital, Inc. (NASDAQ: ICOP) protects people, assets and profits through its surveillance and communications solutions for the public and private sectors. The ICOP Model 20/20®-W is the leading digital in-car video system for law enforcement. ICOP DVMS™ and ICOP iVAULT MMS™ (enterprise) server software solutions store and manage video files. The ICOP Model 4000™ mobile digital video system records video from transit and school buses, and rail. ICOP LIVE™ delivers real-time situational awareness from mobile or fixed cameras (live video to a first responder vehicle and/or to headquarters), helping to optimize the outcome of a crisis. www.ICOP.com (GSA Contractor).